SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

Beyond Commerce, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)
9029 South Pecos, Suite 2800 Henderson, Nevada (Address of Principal Executive Offices)	89074 (Zip Code)

(702) 463-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On March 9, 2009, Beyond Commerce, Inc. (f/k/a BoomJ, Inc. and herein referred to as the “Company”) sent a message to the Company’s shareholders and certain other persons regarding the status of the Company and its recently announced initiatives.

A copy of the correspondence is attached to this report as Exhibit 99.

ITEM 9.01   Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Message From the CEO To Shareholders and Friends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMJ, INC.

Date: March 9, 2009	By:	/s/ ROBERT MCNULTY
Robert McNulty, Chief Executive Officer